UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

US HIGHLAND, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1556790
State or jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

1241 South Harvard, Tulsa, OK	74112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: (if applicable) 333-139685

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form SB-2, filed with the commission under File No. 333-139685 incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Articles of Amendment with respect to a change in authorized shares and board composition (1)
3.3	Certificate of Conversion to convert from LLC to Corporation (1)
3.4	Plan of Conversion to convert from LLC to Corporation (1)
3.5	Amendment to Articles of precedent LLC (1)
3.6	Articles of Merger for the change of name to US Highland, Inc. (2)
3.7	Bylaws (1)

(1)	Included as exhibits to our Registration Statement on Form SB-2 filed with the SEC on December 27, 2006
(2)	Included as exhibits to our Registration Statement on Form S-1 filed with the SEC on June 18, 2010

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

US HIGHLAND, INC.

Date:  March 15, 2012

/s/ JOHN FITZPATRICK
John Fitzpatrick
President and Director

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